Exhibit 99.1

Trading Symbol: ENRT: OTCBB
TOP: CNSX

Press Release #201121	FOR IMMEDIATE RELEASE	June 23, 2011

Change in Auditors

(Vancouver, BC: June 23, 2011) - Enertopia Corp. (the "Company” or “Enertopia") provides the following update on a change of its auditors.

On June 22, 2011, Change Lee LLP (“Chang Lee”) resigned as the Company’s independent registered public accounting firm because Chang Lee was merged with another company: MNP LLP (“MNP”). Most of the professional staff of Chang Lee continued with MNP either as employees or partners of MNP and will continue their practice with MNP. On June 22, 2011, the Company engaged MNP as its independent registered public accounting firm.

The reports of Chang Lee regarding the Company’s financial statements for the fiscal years ended August 31, 2010, 2009, 2008, 2007, 2006 and the period cumulative from inception November 24, 2004 to August 31, 2010 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that such reports on the Company’s financial statements for the years ended August 31, 2010, 2009, 2008, 2007, 2006 and the period cumulative from inception November 24, 2004 to August 31, 2010 contained an explanatory paragraph with respect to uncertainty as to the Company’s ability to continue as a going concern. During the years ended August 31, 2010, 2009, 2008, 2007, 2006 the period cumulative from inception November 24, 2004 to August 31, 2010, and during the period from the end of the most recently completed fiscal year through June 22, 2011, the date of resignation, there were no disagreements with Chang Lee on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Chang Lee would have caused it to make reference to such disagreements in its reports.

About Enertopia

Enertopia’s shares are quoted in Canada with symbol TOP. For additional information, please visit www.enertopia.com or call Robert McAllister, President, Enertopia Corporation at 1.250.765.6422

Media Contact:

Pat Beechinor, Media Relations, Enertopia Corporation
403.463.4119 or beechinor@utopia2030.com

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, evaluation of clean energy projects for participation and/or financing, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding potential reserves, exploration results, development or production programs, capital and operating expenditures, future revenue estimates, ability to produce or concentrate, availability of future financing and future plans and objectives of Enertopia Corporation. Actual results relating to, among other things, reserves, results of exploration, capital costs, corporate finance, and operation costs could differ materially from those currently anticipated in such statements. Some but not all of the factors affecting forward-looking statements include: the speculative nature of mining exploration, production and development activities; changes in reserve estimates; the productivity of Enertopia's proposed properties; changes in the operating costs; changes in economic conditions and conditions in the resource, foreign exchange and other financial markets; changes of the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and exploration expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates; technological, and mechanical and operational difficulties encountered in connection with Enertopia’s exploration and development activities. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities. The Company's evaluation of alternative energy projects in the heat recovery, solar thermal, solar PV and water purification; and of resource projects provides no assurance that any particular project will have any material effect on the Company. There is no assurance that any mineral property or exploration thereof, will have any measurable impact upon the Company, nor that any other projects will ever be acquired subject to further evaluation, or, if any project is acquired, that it will have any material effect upon the Company. There is no assurance that the Company will be successful in completing any anticipated financing.

The CNSX has not reviewed and does not accept responsibility for the adequacy or accuracy of this release